As filed with the Securities and Exchange Commission on November 1, 2013

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Family Dollar Stores, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	56-0942963 (I.R.S. Employer Identification Number)

P.O. Box 1017, 10401 Monroe Road
Charlotte, North Carolina 28201-1017
(Address of Registrant’s Principal Executive Offices)

Family Dollar Stores, Inc. Employee Stock Purchase Plan
(Full Title of the Plan)

James C. Snyder, Jr.
Senior Vice President - General Counsel & Secretary
Family Dollar Stores, Inc.
P.O. Box 1017, 10401 Monroe Road
Charlotte, North Carolina 28201-1017
704-847-6961
(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
Family Dollar Stores, Inc. Common Stock, par value $.10 per share	1,000,000	$69.38	$69,380,000.00	$8,936.14
Total	1,000,000	$69.38	$69,380,000.00	$8,936.14

(1)
This Registration Statement covers (i) common stock (“Shares”) of Family Dollar Stores, Inc., (the “Registrant”) distributed pursuant to the exercise of purchase rights to be granted under the Registrant’s Employee Stock Purchase Plan (the “ESPP”) and (ii) pursuant to Rule 416 of the U.S. Securities Act of 1933, as amended (the “Securities Act”), an indeterminate number of Shares that may be necessary to adjust the number of Shares reserved for issuance pursuant to the ESPP as a result of a stock split, stock dividend, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding Shares of the Registrant.

(2)
Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(h) under the Securities Act and based upon the average of the high and low prices of the Shares of the Registrant as reported on the New York Stock Exchange on October 25, 2013.

PART I
INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS
The document(s) containing the information specified in Part I will be sent or given to employees as specified by Rule 428(b)(1) of the Securities Act. Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents, which previously have been filed by the Registrant with the Commission, are incorporated herein by reference and made a part hereof:
(i)    Registrant’s Annual Report on Form 10-K for the year ended August 31, 2013 (File. No. 001-06807);
(ii)    All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report listed above; and
(iii)    The description of the Shares contained in the Registrant’s Registration Statement on Form 8-A, dated June 19, 1979.
All reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.
For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Nothing in this Registration Statement shall be deemed to incorporate information furnished but not filed with the Commission pursuant to Item 2.02 or Item 7.01 of Form 8-K.
Item 4.     Description of Securities.
Not applicable.
Item 5.     Interests of Named Experts and Counsel.
Not Applicable.
Item 6. Indemnification of Directors and Officers.
The Registrant is a Delaware corporation and its directors and officers are indemnified pursuant to Section 145 of the General Corporation Law of the State of Delaware (the “DGCL”). Under Section 145 of the DGCL, a corporation may indemnify any person who was or is a party, or is threatened to be made a party, to any action, suit or proceeding, civil or criminal, by reason of the fact that he or she is or was a director or officer of such corporation if such person acted in good faith and in a manner he or she reasonably believed to be in and not opposed to the best interest of the corporation and, with respect to a criminal action or proceeding, such person had no reasonable cause to believe that his or her conduct was unlawful, except that, in the case of any action or suit by or in the right of the corporation, no indemnification is permitted if the person shall be adjudged liable to the corporation other than indemnification for such expenses as a court shall determine such person is fairly and reasonably entitled to.
Section 1 of Article XIII of the Registrant’s Bylaws provides that the Registrant shall indemnify and hold harmless, to the fullest extent permitted by applicable law any person who was or is made or is threatened to be made a party to or is otherwise involved in any pending, threatened or completed action, suit arbitration, alternative dispute resolution proceeding, investigation, administrative hearing, or other proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Registrant or is or was serving at the request of the Registrant as a director or officer of another corporation or of a partnership, joint venture, trust, nonprofit entity, or other enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person. The Registrant shall be required to indemnify a person and/or advance expenses in connection with a proceeding (or part thereof) initiated by such person against the Registrant only if the proceeding (or part thereof), other than a proceeding for payment of indemnified costs which remains unpaid 60 days after receipt of written request for indemnification, was authorized by the Board of Directors of the Registrant (the “Board”); provided, however that in no event shall the Registrant indemnify any officer, or advance expenses to any officer, in connection with a proceeding involving the enforcement of the provisions of any employment, severance or compensation plan or agreement that such officer may be a party to, or beneficiary of, with the Registrant or any of the Registrant’s subsidiaries.

Article 7 of the Registrant’s Restated Articles of Incorporation states that a director of the Registrant shall not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for the unlawful payment of dividends or unlawful stock purchases under Section 174 of the DGCL, or (iv) for any transaction from which the director derived any improper personal benefit.

Section 4 of Article XIII of the Registrant’s Bylaws provides that the Registrant’s Board may authorize the Company to purchase and maintain directors and officer’s insurance. The Registrant currently maintains directors’ and officers’ liability insurance. The Registrant has entered into indemnification agreements with each of its directors that provide them with rights to indemnification and expense advancement to the fullest extent permitted under the DGCL.
The ESPP provides that no member of the Registrant’s Leadership Development and Compensation Committee (the “Committee”) shall be liable for any action, omission, or determination relating to the ESPP, and the Registrant shall indemnify and hold harmless each member of the Committee and each other director or employee of the Registrant to whom any duty or power relating to the administration or interpretation of the ESPP has been delegated against any cost or expense (including reasonable attorneys’ fees) or liability arising out of any action, omission or determination relating to the ESPP, unless, in either case, such action, omission or determination was taken or made by such member, director or employee in bad faith and without reasonable belief that it was in the best interests of the Registrant.
Item 7. Exemption From Registration Claimed.
Not applicable.
Item 8. Exhibits.
The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of Family Dollar Stores, Inc.
4.2	By-Laws of Family Dollar Stores, Inc., as amended March 2, 2011
4.3	Family Dollar Stores, Inc. Employee Stock Purchase Plan, As Amended and Restated, Effective September 18, 2013
23.1	Consent of PricewaterhouseCoopers LLP
24.1	Power of Attorney (filed as part of signature pages)

Item 9. Undertakings.
(a)    The undersigned Registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)    To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post‑effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and
(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post‑effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2)     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of the employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, in the State of North Carolina on this 1st day of November, 2013.

FAMILY DOLLAR STORES, INC.

By:	/s/ HOWARD R. LEVINE
Howard R. Levine
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Howard R. Levine and James C. Snyder, Jr., and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments (including post-effective amendments thereto) to this Registration Statement to which this power of attorney is attached, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated, on this 1st day of November, 2013.

Signature	Title
/s/ HOWARD R. LEVINE	Chairman and Chief Executive Officer (Principal Executive Officer)
Howard R. Levine
/s/ MARY A. WINSTON	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)
Mary A. Winston
/s/ MARK R. BERNSTEIN	Director
Mark R. Bernstein
/s/ PAMELA L. DAVIES	Director
Pamela L. Davies
/s/ SHARON ALLRED DECKER	Director
Sharon Allred Decker
/s/ EDWARD C. DOLBY	Director
Edward C. Dolby
/s/ GLENN A. EISENBERG	Director
Glenn A. Eisenberg
/s/ EDWARD P. GARDEN	Director
Edward P. Garden
/s/ GEORGE R. MAHONEY, JR.	Director
George R. Mahoney, Jr.
/s/ JAMES G. MARTIN	Director
James G. Martin
/s/ HARVEY MORGAN	Director
Harvey Morgan
/s/ DALE C. POND	Director
Dale C. Pond

Exhibit Number	Description	Method of Filing

4.1	Restated Certificate of Incorporation of Family Dollar Stores, Inc.	Incorporated by reference to Exhibit 3.1 to Registrant’s Annual Report on Form 10-K dated August 26, 2006
4.2	By-Laws of Family Dollar Stores, Inc., as amended March 2, 2011	Incorporated by reference to Exhibit 3.1 to Registrant’s Current Report on Form 8-K filed on March 3, 2011
4.3	Family Dollar Stores, Inc. Employee Stock Purchase Plan, As Amended and Restated, Effective September 18, 2013	Filed herewith
23.1	Consent of PricewaterhouseCoopers LLP	Filed herewith
24.1	Power of Attorney (filed as part of signature pages)	Filed herewith